Exhibit 10.6

Execution Copy

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of March ___, 2018 (the “Effective Date”), by and among Sport Endurance, Inc., a Nevada corporation (the “Company”), and the purchaser listed on the signature page (the “Purchaser”, and together with its assigns the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act (as defined herein) contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser’s desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
 DEFINITIONS
1.1 Definitions.  In addition to the words and terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Agreement” shall have the meaning ascribed to such term in the preamble.
“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.
“Action” shall have the meaning ascribed to such term in Section 3.1(j).
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.
“BHCA” shall have the meaning ascribed to such term in Section 3.1(nn).
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Purchaser” shall have the meaning ascribed to such term in the preamble.
“Closing” shall have the meaning ascribed to such term in Section 2.1(c).

“Closing Date” shall have the meaning ascribed to such term in Section 2.1(c).
“Collateral” shall have the meaning ascribed to such term in the Security Agreement.
“Collateral Agent” shall mean ______________.
“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company” shall have the meaning ascribed to such term in the preamble.
“Company Counsel” shall mean Nason, Yeager, Gerson, White & Lioce, P.A.
“Cryptocurrency Transaction” shall have the meaning ascribed to such term in Section 2.6.

“Developer” shall have the meaning ascribed to such term in Section 3.1(p)(vi).
“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(jj).
“Effective Date” shall have the meaning ascribed to such term in the preamble.
“Effectiveness Date” shall have the meaning ascribed to such term in Section 4.1(d).
“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).
“Equity Line of Credit” shall have the meaning ascribed to such term in Section 4.12(b).
“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, or if there are no non-employee directors, by a majority of the Board of Directors, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the

Effective Date, provided that such securities have not been amended since the Effective Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issued to lenders which are regularly engaged in the making of commercial loans evidenced by notes which are not convertible into securities, and (e) Common Stock or other securities issued to any Person pursuant to the Cryptocurrency Transaction.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(nn).
“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).
“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).
“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).
 “Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all U.S. and foreign patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, brand names, certification marks, trade dress, logos, trade names, domain names, assumed names and corporate names, together with all colorable imitations thereof, and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets under applicable state laws and the common law and know-how (including formulas,  techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including source code, object code, diagrams, data and related documentation), and (f) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“Intellectual Property Agreement” shall have the meaning ascribed to such term in Section 3.1(p)(iii).
“Issuer Covered Person” or “Issuer Covered Persons” shall have the meaning ascribed to such term in Section 3.1(jj).
“ITAI” shall have the meaning ascribed to such term in Section 4.9.

“Joinder Agreement” shall have the meaning ascribed to such term in Section 6.6.
“Knowledge” means the actual knowledge of a Person’s executive officers (as defined in Rule 405 under the Securities Act), after due inquiry.
“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(d).
“Licensed Intellectual Property Agreement” shall have the meaning ascribed to such term in Section 3.1(p)(iv).
“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).
“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).
 “Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(oo).
“Notes” shall have the meaning ascribed to such term in Section 2.1(a).
“Note Conversion Price” means the conversion price set forth in a Note, subject to adjustment as provided in a Note.
“November 2017 Security Agreement” shall have the meaning ascribed to such term in Section 2.6.
“OFAC” shall have the meaning ascribed to such term in Section 3.1(ll).
“Ordinary Course of Business” means the ordinary course of business consistent with the past custom and practice of the Company in the operation of its business.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Pre-Notice” shall have the meaning ascribed to such term in Section 4.11(a).
 “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).
“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

“Purchaser” or “Purchasers” shall have the meaning ascribed to such term in preamble.
“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.
“Regulation FD” means Regulation FD promulgated by the SEC pursuant to the Exchange Act, as such Regulation may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Regulation.
“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).
“ROFR” shall have the meaning ascribed to such term in Section 4.11(a).
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).
“Securities” means the Notes and the Shares.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means the revised security agreement, in the form of Exhibit B, providing the Purchasers and Collateral Agent with a secured Lien on all of the Collateral of the Company in accordance with the terms and conditions as provided for therein.
“Shares” means the Common Stock issuable upon conversion of the Notes.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
 “Subsequent Financing” shall have the meaning ascribed to such term in Section 4.11(a).
“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.11(a).
“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.
 “Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTCQX (or a similar organization or agency succeeding to its functions of reporting prices).
“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the ITAI and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means Equity Stock Transfer, the current transfer agent of the Company, with a mailing address of 237 W 37th St. Suite 602, New York, NY 10018, and any successor transfer agent of the Company.
“Variable Priced Equity Linked Instruments” shall have the meaning ascribed to such term in Section 4.12(b).
“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or any successors to any of the foregoing), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (c) in all other cases, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.
“Warrants” shall have the meaning ascribed to such term in Section 2.4.

“WMH” shall have the meaning ascribed to such term in Section 3.1(tt).

ARTICLE II.
 PURCHASE AND SALE
2.1 Closing.

(a)              Initial Purchase and Sale by Purchaser. The Company agrees to sell and the Purchaser and its assigns agree to purchase an Original Issue Discount Note (the “Note”, collectively with that certain original issue discount note issued to the Collateral Agent on February 15, 2018, the “Notes”) in the form of Exhibit A hereto, in the amount of US $777,202.07 (the “Purchase Price”). The Note shall be convertible into Shares, for no additional consideration, six months after the Original Issue Date of the Note (as such term is defined in the relevant Note). At the Closing: (A) Purchaser shall deliver to the Company, via wire transfer immediately available funds equal to Purchaser’s Purchase Price as set forth on Purchaser’s signature page hereto executed by Purchaser; (B) the Company shall deliver to Purchaser the Note for repayment of Purchaser’s Purchase Price set forth on Purchaser’s signature page hereto executed by Purchaser; and (C) the Company and Purchaser shall deliver the other items set forth in Section 2.2 at the Closing.

(b)             Reserved.

(c)             Closing. The closing of the purchase and sale of the Note (the “Closing”) shall take place at the offices of the Company Counsel or such other location as the parties shall mutually agree, or by transmission by facsimile and/or overnight courier, immediately following the execution hereof, or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in Section 2.2 and 2.3 have been satisfied or waived by the appropriate party (each, a “Closing Date”).

2.2 Deliveries.
(a)             On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:
(i)           This Agreement duly executed by the Company;
(ii)          A Note, convertible at the Note Conversion Price, registered in the Purchaser’s name;
(iii)         A copy of the Security Agreement duly executed by the Company;
(iv)        A certificate evidencing the incorporation and good standing of the Company in the State of Nevada issued by the Secretary of State of the State of Nevada as of a date within ten (10) Business Days of the Effective Date; and
(v)         A copy of the ITAI, in a form reasonably acceptable to and previously approved by Purchaser that has been executed by the Company and the Transfer Agent.
(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:
(i)          This Agreement duly executed by the Purchaser;

(ii)         To the Company, the Purchaser’s Purchase Price (as set forth in this Agreement) by wire transfer to the Company; and
(iii)        A copy of the Security Agreement duly executed by the Purchaser.
2.3 Closing Conditions.
(a)              The obligations of the Company hereunder in connection with any Closing are subject to the following conditions being met:
(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the applicable Closing Date of the representations and warranties of the Purchaser(s) contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)         all obligations, covenants and agreements of the Purchaser(s) required to be performed at or prior to the applicable Closing Date shall have been performed; and
(iii)        the delivery by the Purchaser(s) of the items set forth in Section 2.2(b) of this Agreement.
(b)             The respective obligations of the Purchaser(s) hereunder in connection with any Closing are subject to the following conditions being met:
(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);
(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed;
(iii)        the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;
(iv)        there shall have been no Material Adverse Effect with respect to the Company since the Effective Date; and
(v)         From the Effective Date to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of a Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.
2.4 Warrants. The Company hereby agrees that, upon the issuance by the Company of any Note, it shall also issue to the Purchaser specified in the Note warrants to purchase two shares of the Common Stock of the Company with an exercise price of $0.01 for every $1.00 of the Note purchased by each Purchaser (the “Warrants”). Each of the Warrants issued to a Purchaser by the Company pursuant to this Section 2.4 shall be in the form attached hereto as Exhibit C.
2.5 Security. As collateral security for the payment and performance in full of all the obligations of the Company including, but not limited to, full and complete repayment of all Notes, the Company hereby pledges and grants to the Collateral Agent for the benefit of the Purchaser, a senior secured Lien on and security interest in all of the right, title and interest of the Company in, to and under the Collateral, wherever located, and whether now existing or hereafter arising or acquired from time to time by the Company, in accordance with the terms and conditions of, and as more particularly set forth in, the Security Agreement.
2.6 Subordination of Collateral. Notwithstanding anything herein to the contrary, the Purchaser acknowledges and agrees that any rights the Purchaser may have in and to the Collateral, including any Liens evidenced by this Agreement or the other Transaction Documents be, and they hereby are, subordinate and junior in priority to any and all rights an investor (and its successors and assigns) may have to the Collateral pursuant to that certain Security Agreement by and between the Company and an investor dated November 17, 2017 (the “November 2017 Security Agreement”) or the other transaction documents related thereto. The Purchaser further acknowledges and agrees that the Company is currently engaged in discussions concerning a potential future transaction between the Company and one or more lenders pursuant to which the Company will borrow approximately $5,000,000 of cryptocurrency evidenced by an original issue discount senior secured promissory note in the approximate amount of $5,500,000 (the “Cryptocurrency Transaction”). In the event the Company closes on the Cryptocurrency Transaction, any and all rights the Purchaser may have to the Collateral pursuant to this Agreement, the other Transaction Documents or the November 2017 Security Agreement shall be subordinate and junior in priority to any and all rights in or to the Collateral that the Company may grant one or more parties to the Cryptocurrency Transaction. The Purchaser shall, from time to time at the Company’s sole expense, take such further action (including the execution and delivery of such further instruments and documents) as the Company may request, including, without limitation, executing a subordination agreement in a form reasonably acceptable to the Purchaser evidencing the subordination of such Purchaser’s interests in and to the Collateral that the Company may grant to such parties to the Cryptocurrency Transaction.
ARTICLE III.
 REPRESENTATIONS AND WARRANTIES
3.1 Representations and Warranties of the Company. Except as modified by the Schedules to this Agreement, the Company hereby makes the following representations and warranties to the Purchaser:

(a)              Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.  The Subsidiaries are listed on Schedule 3.1(a).
(b)             Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.
(c)             Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(d)             No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
(e)              Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, (iii) filings necessary to perfect the Liens in favor of the Purchaser under the Security Agreement, and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).
(f)               Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Shares, when issued upon conversion of a Note, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock issuable pursuant to the Notes equal to the amount set forth in Section 4.9.
(g)              Capitalization.  The capitalization of the Company is as set forth in the SEC Reports.  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary.  The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.
(h)              SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
(i)               Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the Ordinary Course of Business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, (vi) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than in the Ordinary Course of Business and except for any pre-closing distribution, (vii) the Company has not entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 and outside the Ordinary Course of Business, (viii) no party (including the Company) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which the Company is a party or by which any of them is bound, (xi) the Company has not imposed or allowed to occur any Lien upon any of its material assets, tangible or intangible other than in the Ordinary Course of Business, (x) the Company has not made any capital expenditure (or series of related capital expenditures) involving more than $25,000 and outside the Ordinary Course of Business, (xi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $25,000 and outside the Ordinary Course of Business, (xii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or in the aggregate, (xiii) the Company has not delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business, (xiv) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) both involving more than $25,000 and outside the Ordinary Course of Business, (xv) the Company has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property other than in the Ordinary Course of Business, (xvi) there has been no change made or authorized in the articles of incorporation or bylaws of the Company, (xvii) the Company has not issued, sold, or otherwise disposed of any Common Stock or other securities, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise), (xviii) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its material property other than in the Ordinary Course of Business, (xix) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, or employees outside the Ordinary Course of Business, (xx) the Company has not entered into or terminated any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with any significant employees other than in the Ordinary Course of Business, (xxi) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business, (xxii) the Company has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan) other than in the Ordinary Course of Business, (xxiii) the Company has not made any other material change in employment terms for any of its directors, officers, or employees outside the Ordinary Course of Business, (xxiv) the Company has not made or pledged to make any material charitable or other capital contribution outside the Ordinary Course of Business, (xxv) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company, (xxvi) the Company has not discharged a material liability or security interest outside the Ordinary Course of Business, (xxvii) the Company has not disclosed any Confidential Information without a non-disclosure agreement, and (xxviii) no customer or supplier has terminated any agreement of given notice that it may or will cease to do any business or do less business with the Company. The Company does not have pending before the SEC any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.
(j)               Litigation. There is no Proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a claim in excess of $25,000.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been or in the last ten years the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except for Actions which will not have a Material Adverse Effect.  There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company, except for Actions which will not have a Material Adverse Effect.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
(k)              Labor Relations.  No labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the Knowledge of the Company, no effort is underway to unionize or organize the employees of the Company or any Subsidiary. To the Knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no workmen’s compensation liability matter, employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind pending, or to the Company’s Knowledge, threatened, relating to an alleged violation or breach by the Company or its Subsidiaries of any law, regulation or contract that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(l)               Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.
(m)             Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(n)              Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
(o)              Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  To their Knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.
(p)              Intellectual Property.
(i)          To its Knowledge, the Company owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of the Company as presently conducted.  The Company has provided the

Purchaser with a true and complete copy of each such written license, sublicense, agreement or permission.

(ii)         To its Knowledge, the Intellectual Property does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties.  The Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of the Company.

(iii)        The Company has no pending patent applications or applications for registration that it has made with respect to any Intellectual Property.  Schedule 3.1(p)(iii) identifies each license, sublicense, agreement, or other permission that the Company has granted to any third party with respect to any of such Intellectual Property (together with any exceptions).  The Company has delivered to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date) (“Intellectual Property Agreements”).  Schedule 3.1(p)(iii) also identifies each registered and unregistered trademark, service mark, trade name, corporate name, URLs or Internet domain name used by the Company in connection with its business and which is not licensed from a third party. With respect to each item of Intellectual Property required to be identified in Schedule 3.1(p)(iii):

(A)	The Company owns and possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction or limitation regarding use or disclosure;

(B)	The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C)	No Action, claim, or demand is pending or, to the Knowledge of the Company, is threatened that challenges the legality, validity, enforceability, use, or ownership by the Company; and

(D)	The Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(iv)        Schedule 3.1(p)(iv) identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission, excluding off-the-shelf software purchased or licensed by the Company.  The Company has delivered to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (each as amended to date) (each, a “Licensed Intellectual Property Agreement”). With respect to each Licensed Intellectual Property Agreement:

(A)	The Licensed Intellectual Property Agreement is legal, valid, binding, enforceable, and in full force and effect;

(B)
No party to the Licensed Intellectual Property Agreement is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder, which as to any such breach, default or event could have a Material Adverse Effect on the Company;

(C)	No party to such Licensed Intellectual Property Agreement has repudiated any provision thereof;

(D)
Except as set forth in such Licensed Intellectual Property Agreement, the Company has not received written or verbal notice or otherwise has Knowledge that the underlying item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

(E)	Except as set forth on Schedule 3.1(p)(iv), the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

(v)        The Company has complied with and is presently in compliance with all foreign, federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative, or regulatory laws, regulations, guidelines, and rules applicable to any personal identifiable information, except for non-compliance which will not have a Material Adverse Effect.

(vi)        Each Person who participated in the creation, conception, invention or development of the Intellectual Property currently used in the business of the Company (each, a “Developer”) which is not licensed from third parties has executed one or more agreements containing industry standard confidentiality, work for hire and assignment provisions, whereby the Developer has assigned to the Company all copyrights, patent rights, Intellectual Property rights and other rights in the Intellectual Property, including all rights in the Intellectual Property that existed prior to the assignment of rights by such Person to the Company.  The Company has provided to the Purchaser copies of any such agreements and assignments from each such Developer.

(vii)       Each Developer has signed a perpetual non-disclosure agreement with the Company.  The Company has provided, or will provide prior to Closing, to the Purchaser copies any such non-disclosure agreements from each such Person, if any.

(q)              Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(r)               Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the Knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.
(s)              Sarbanes-Oxley; Internal Accounting Controls.  The Company and the Subsidiaries are not in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the Effective Date, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the Effective Date and as of the Closing Date. The Company and the Subsidiaries do not maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have not established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the

Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.
(t)              Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.
(u)              Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
(v)              Registration Rights.  No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary except as disclosed on Schedule 3.1(v).
(w)             Listing and Maintenance Requirements.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
(x)              Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti‑takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the

Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.
(y)              Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports.   The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Purchaser does not make nor have made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
(z)              No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.
(aa)            Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder,  the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no Knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Effective Date.  The SEC Reports set forth as of the Effective Date all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (v) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the Ordinary Course of Business), (w) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (x) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP, (y) any indebtedness incurred in connection with the Cryptocurrency Transaction, and (z) Indebtedness of the Company to the directors and officers of the Company, including, without limitation, any indebtedness of the Company to David Lelong.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.
(bb)           Tax Status.  Except for matters that would not, individually or in the aggregate, exceed $25,000, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in excess of $25,000 claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary do not have any knowledge for any such claim.
(cc)            Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated any provision of the FCPA.
(dd)           Accountants.  The Company’s accounting firm is set forth in the SEC Reports.  To the Knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended August 31, 2018.
(ee)            Acknowledgment Regarding the Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length Purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that the Purchaser is not acting as financial advisors or fiduciaries of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchases of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(ff)             Acknowledgement Regarding the Purchaser’s Trading Activity.  Notwithstanding anything in this Agreement or elsewhere to the contrary (except for Sections 3.2(f) and 4.13 hereof), it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.
(gg)           Regulation M Compliance.  The Company has not, and to its Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
(hh)           Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Note to the Purchaser as contemplated hereby.
(ii)              No General Solicitation.  Neither the Company nor to its Knowledge any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(jj)              No Disqualification Events.  With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.
(kk)           Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.
(ll)              Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company  or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
(mm)          U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Purchaser’s request.
(nn)           Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(oo)           Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or

Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.
(pp)           Contracts. Schedule 3.1(pp) lists the following contracts and other agreements to which the Company is a party which are still in effect:
(i)        any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;
(ii)       any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $25,000;
(iii)      any agreement concerning a partnership or joint venture;
(iv)      any material agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;
(v)       any agreement concerning confidentiality or noncompetition other than with customers, clients and vendors in the Ordinary Course of Business;
(vi)      any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;
(vii)     any collective bargaining agreement;
(viii)    any agreement other than on an employment-at-will basis for the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits;
(ix)       any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business as of the Closing;
(x)        any agreement under which the consequences of a default or termination may have a Material Adverse Effect on the Company; or
(xi)       any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

The Company has delivered to the Purchaser a correct and complete copy of each written agreement listed in Schedule 3.1(pp). With respect to each such agreement: (A) to the Company’s Knowledge, the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) the Company has not received written notice from the counterparty that it is in breach or default; and (C) to the Company’s Knowledge, no party has repudiated any provision of the agreement.
(qq)            Real Property. The Company does not own any real property. Schedule 3.1(qq) lists all real property leased or subleased to the Company. The Company has delivered to the Purchaser correct and complete copies of the leases and subleases listed in Schedule 3.1(qq). With respect to each lease and sublease listed in Schedule 3.1(qq), except as otherwise stated therein:
(i)         to the Company’s Knowledge, the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;
(ii)        to the Knowledge of the Company, no party to the lease or sublease is in material breach or material default; and
(iii)       to the Knowledge of the Company, no party to the lease or sublease has repudiated any material provision thereof.
(rr)             Guaranties. The Company is not a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person.
(ss)            Shell Company Status. The Company is not currently, but previously was, an issuer identified in Rule 144(i)(1) under the Securities Act.
(tt)             Preferred Stock.  As of the Effective Date, the only authorized and outstanding shares of preferred stock of the Company are its Series A Preferred stock consisting of 1,000 shares issued to Wellington Mannor Holdings (“WMH”). Such shares are convertible into no more than 3,000 shares of Common Stock. Neither WMH nor its beneficial owners are officers, directors or Affiliates of the Company.
(uu)           Statements Not False or Misleading. No representation or warranty given as of the Effective Date by the Company contained in this Agreement or any Schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished by the Company to the Purchasers pursuant hereto or within or in connection with any Transaction Document taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.
3.2 Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the Effective Date and as of its applicable Closing Date to the Company as follows (unless as of a specific date therein):

(a)              Organization; Authority.  The Purchaser is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b)              Understandings or Arrangements.  The Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws).  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell such Securities in compliance with applicable federal and state securities laws).
(c)              The Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and as of the Effective Date it is, an accredited investor within the meaning of Rule 501 under the Securities Act.
(d)             Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)             Access to Information.  The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, subject to Regulation FD, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  The Purchaser acknowledges and agrees that neither the Company nor anyone else has provided the Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.
(f)               Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of the Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
 OTHER AGREEMENTS OF THE PARTIES
4.1 Removal of Legends.
(a)              The Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company at its sole cost may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.
(b)              The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Shares in the following form:
NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.
(c)              The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.
(d)              Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including Section 4(a)(1), Section 4(a)(7), judicial interpretations and pronouncements issued by the staff of the SEC) (the “Effectiveness Date”). The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effectiveness Date if required by the Transfer Agent to effect the removal of the legend hereunder.  If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the Shares, or if such Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including Section 4(a)(1), judicial interpretations and pronouncements issued by the staff of the SEC) then such Shares shall be issued or reissued free of all legends.  The Company agrees that following the Effectiveness Date or at such time as such legend is no longer required under this Section 4.1, it will, no later than two (2) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing restricted Shares, as applicable, issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1.  Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company system as directed by the Purchaser.  In the event that the Company does not cause to be delivered any legal opinions to effect the foregoing, or as required by its Transfer Agent, to effect the removal of restrictive legends within three (3) days of the request to do so the Purchaser may provide an opinion prepared by its counsel to such effect, at the sole cost of the Company.
(e)              In addition to the Purchaser’s other available remedies, (i) the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of per share purchase price and exercise price, respectively, of Shares (based on the VWAP of the Common Stock on the date such Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the 10th Trading Day) until such certificate is delivered without a legend.  Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, and (ii) if after the Legend Removal Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend, then, the Company shall pay the Purchaser, in cash, an amount equal to the excess of the Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Shares that the Company was required to deliver to the Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Purchaser to the Company of the applicable Shares (as the case may be) and ending on the date of such delivery and payment under this Section 4.1(d).
(f)               In the event the Purchaser shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, (i) the Company shall pay all fees and expenses associated with or required by the legend removal and/or transfer including but not limited to legal fees, transfer agent fees and overnight delivery charges and pay clearing firm charges in connection with the legend removal; and (ii) the Company may not refuse to deliver unlegended shares based on any claim that the Purchaser or anyone associated or affiliated with the Purchaser has not complied with the Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Purchaser in the amount of the greater of (i) 15% of the amount of the aggregate purchase price of the Shares which is subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction,  which bond shall remain in effect until the completion of the litigation of the dispute and the proceeds of which shall be payable to the Purchaser to the extent the Purchaser obtains judgment in the Purchaser’s favor.
4.2 Furnishing of Information.
(a)              Until the time that the Purchaser no longer owns Securities in the Company, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.
(b)             At any time during the period commencing from the six (6) month anniversary of the Effective Date and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) for a period of more than 30 consecutive days or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) for a period of more than 30 consecutive days (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to two percent (2.0%) of the aggregate Note Conversion Price of the Purchaser’s Note on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer the Shares pursuant to Rule 144.  The payments to which the Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.
4.3 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2(a)(1) of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.
4.4 Securities Laws Disclosure; Publicity.  The Company shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within seventy-two (72) hours of the Effective Date.  From and after the filing of such Current Report on Form 8-K, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  In addition, effective upon the filing of the Current Report on Form 8-K described in this Section, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).
4.5 Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.
4.6 Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.  The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  To the extent that the Company delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company hereby covenants and agrees that the Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.  The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.
4.7 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for the repurchase of shareholder’s equity and working capital purposes only and shall not use such proceeds: (a) for the settlement of any outstanding litigation, (b) in violation of FCPA or OFAC regulations, or (c) to lend money, give credit or make advances to any officers, directors, employees or Affiliates of the Company.
4.8 Indemnification of the Purchaser.  Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and

Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser Party may have with any such stockholder or any violations by Purchaser Party of state or federal securities laws or any conduct by Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance) or (c) any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading.  If any action shall be brought against Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to Purchaser Party under this Agreement (y) for any settlement by Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.
4.9 Reservation of Common Stock. As of the Effective Date, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, and shall issue irrevocable instructions (the “ITAI”) to its Transfer Agent reserving for the conversion of the Notes and issuance of Shares thereby at least equal to the greater of (i) five times the number of shares of Common Stock necessary to allow the Purchaser to convert the Notes and accrued interest thereon to maturity in full or (ii) 19.9% of the current shares of Common Stock outstanding. The reserve shall be replenished as needed to allow for conversion of a Note. Upon full conversion of the Notes, the reserve representing the Notes shall be cancelled. The Company will pay all transfer agent costs associated with issuing and delivering the shares of Common Stock, subject to adjustment for stock splits and dividends, combinations and similar events.  In addition to any other remedies provided by this Agreement or other Transaction Documents, if the Company at any time fails to meet this reservation of Common Stock requirement it shall pay the Purchaser as partial liquidated damages and not as a penalty a sum equal to $1,000 per day for each $100,000 of the Purchaser’s Purchase Price and it shall sell to the Purchaser for $100 a series of preferred stock which contains the power to vote a number of votes equal to 51% of the number of votes eligible to vote at any special or annual meeting of the Company’s shareholders (with the power to take action by written consent in lieu of a shareholders meeting) for the sole purpose of amending the Company’s articles of incorporation to increase its authorized Common Stock. The Company shall not enter into any agreement or file any amendment to its articles of incorporation (including the filing of a certificate of designation) which conflicts with this Section 4.9 while the Notes remain outstanding.
4.10 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market to the extent required. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.  The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
4.11 Future Financing; Right of First Refusal.
(a)              From the Effective Date until the longer of (i) the date that is the one (1) year anniversary of the Effective Date or (ii) the date upon which the Notes have been fully converted, upon any contemplated issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units hereof (a “Subsequent Financing”), the Purchaser shall have the right (the “ROFR”) to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.  At least ten (10) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of the Purchaser, and only upon a request by the Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to the Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.
(b)              The Purchaser desiring to exercise its ROFR must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the Purchaser has received the Pre-Notice that the Purchaser is willing to exercise its ROFR in connection with the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no such notice from the Purchaser as of such fifth (5th) Trading Day, the Purchaser shall be deemed to have notified the Company that it does not elect to exercise its ROFR.
(c)              If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchaser have received the Pre-Notice, notifications by the Purchaser of the Purchaser’s willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.
(d)              The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.11, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.
(e)              The Company and the Purchaser agree that if the Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Purchaser.
(f)               Notwithstanding anything to the contrary in this Section 4.11 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to  the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice.  If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.
(g)              Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance or a public offering registered with the SEC.
4.12 Subsequent Equity Sales.
(a)              From the date hereof until 30 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.
(b)              From the date hereof until such time as the Purchaser no longer holds any of the Securities, the Company will not, without the consent of the Purchaser, enter into any Equity Line of Credit or similar agreement, nor issue nor agree to issue any Common Stock, floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, the “Variable Rate Transaction”).  For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).  For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual cash amount received by the Company in consideration of the original issuance of such convertible instrument.
(c)              From the Effective Date until such time as the Purchaser no longer holds any Securities, in the event that the Company issues or sells any Common Stock or Common Stock Equivalents on terms which are more favorable than under the Transaction Documents, if the Purchaser then holding Securities purchased under this Agreement reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than are the terms and conditions granted to the Purchaser hereunder, upon notice to the Company by the Purchaser within five Trading Days after disclosure of such issuance or sale, the Company shall amend the terms of this transaction as to the Purchaser only so as to give the Purchaser the benefit of such more favorable terms or conditions.
(d)              Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance (except that no Variable Rate Transaction shall be an Exempt Issuance) and shall only apply as to price terms in respect of any rights offering.  The Company shall provide the Purchaser with notice of any such issuance or sale in the manner for disclosure of Subsequent Financings set forth in Section 4.11. Nothing in this Section 4.12(d) shall be deemed to modify Section 4.12(b).
4.13 Certain Transactions and Confidentiality.  The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Current Report on Form 8-K described in Section 4.4.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Current Report on Form 8-K described in Section 4.4, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.  Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Purchaser shall not make any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Current Report on Form 8-K described in Section 4.4, (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Current Report on Form 8-K described in Section 4.4 and (iii) the Purchaser shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the filing of the Current Report on Form 8-K described in Section 4.4.  Notwithstanding the foregoing, in the case of the Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
4.14 Capital Changes.  Until the one (1) year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchaser.
4.15 Conversion and Exercise Procedures.  The form of Conversion Notice included in each Note sets forth the totality of the procedures required of the Purchaser in order to convert such Note.  No additional legal opinion, other information or instructions shall be required of the Purchaser to convert its Note.  Without limiting the preceding sentences, no ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required in order to convert the Notes.  The Company shall honor conversions of the Notes and shall deliver Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.
4.16 DTC Program.  For so long as the Notes are outstanding, the Company will employ as the Transfer Agent for the Common Stock a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock to be transferable pursuant to such program.
4.17 Maintenance of Property.  The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.
4.18 Preservation of Corporate Existence.  The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect.
4.19 D&O Insurance. Within 150 days following the Effective Date, the Company shall deliver proof to the Purchaser of the Company’s directors and officers liability insurance in such form evidencing the same as directed by the Purchaser, not to exceed a total of $2 million.
4.20 Preferred Stock. From the Effective Date until full repayment or other complete satisfaction of the Notes, the Company will neither amend the terms of its existing preferred stock nor create any series of preferred stock without the express written consent of the Collateral Agent.
4.21 Retention of Counsel.  From the Effective Date until the later of (i) full repayment or other complete satisfaction of the Notes or (ii) the expiration of twelve (12) months, the Company shall retain the counsel of Nason Yeager Gerson White & Lioce, P.A. as its outside securities counsel for SEC compliance purposes and for the preparation of all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

ARTICLE V.
COLLATERAL AGENT
5.1 Appointment of Collateral Agent. The parties hereby irrevocably appoint __________________as the Collateral Agent (and the Collateral Agent hereby accepts such appointment). The Collateral Agent may take any action that the Collateral Agent deems necessary or proper for the administration of the Collateral including, without limitation: (i) the registration of any Collateral in the name of the Collateral Agent or its nominees prior to or during the continuance of an Event of Default, (ii) the exercise of voting rights upon the occurrence and during the continuance of an Event of Default, (iii) the exercise of any remedies given to the Purchaser or the Collateral Agent pursuant to this Agreement or the other Transaction Documents, and (iv) the exercise of any authority pursuant to the appointment of the Collateral Agent as an attorney-in-fact pursuant to Section 5.2 hereof. Upon realizing any of the Collateral in accordance with this Agreement or the other Transaction Documents, the Collateral Agent shall promptly distribute any cash or Collateral after deduction of any amounts pursuant to Section 5.3 hereof.
5.2 Action by Collateral Agent; Power of Attorney.
(a)              The Collateral Agent shall have the right, but not the obligation, to take any action and execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement or the other Transaction Documents. No Purchaser (other than the Collateral Agent) shall have the right to take any action, execute any instrument or cause the Collateral Agent to do any of the foregoing with respect to this Agreement or the other Transaction Documents.
(b)              To effectuate the terms and provisions of this Agreement or the other Transaction Documents, the parties hereby irrevocably appoint the Collateral Agent as the Purchaser’s attorney-in-fact (and the Collateral Agent hereby accepts such appointment) for the purpose of carrying out the provisions of this Agreement or the other Transaction Documents, including, without limitation, the taking of any action and the execution of any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof.
(c)              All acts done under the foregoing authorization are hereby ratified and approved and neither the Collateral Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.
(d)              This power of attorney, being coupled with an interest, is irrevocable while this Agreement or any Transaction Document remains in effect.
5.3 Expenses of the Collateral Agent. The Company shall pay any and all costs and expenses incurred by the Collateral Agent, all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and holding of the Collateral, insurance expenses, and the enforcement, protection and adjudication of the parties’ rights hereunder by the Collateral Agent, including, without limitation, the reasonable disbursements, expenses and fees of the attorneys the Collateral Agent may retain, if any. The Collateral Agent may rely on any notice without independent verification or on any other source of information, including the Company.
5.4 Reliance on Documents and Experts. The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which may be by telegram, cable, electronic mail, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of its own legal counsel, independent public accountants and other experts selected by the Collateral Agent.
5.5 Duties of the Collateral Agent; Standard of Care.
(a)              The Collateral Agent’s only duties are those expressly set forth in this Agreement or the other Transaction Documents, and the Collateral Agent is hereby authorized to perform those duties in accordance with commercially reasonable practices. The Collateral Agent may: (i) exercise or enforce any of its rights, powers, privileges, remedies and interests under this Agreement, the other Transaction Documents or applicable law, or (ii) perform any of its duties under this Agreement or the other Transaction Documents, by or through its officers, directors, employees, attorneys, or agents.
(b)              The Collateral Agent shall act in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.
5.6 Exculpation. The Collateral Agent, its Affiliates and each of their respective officers, directors, employees, attorneys and agents, shall not incur any liability whatsoever for the holding or delivery of documents or the taking of any other action in accordance with the terms and provisions of this Agreement or the other Transaction Documents, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement or the other Transaction Documents), or for any act or omission of any Person engaged by the Collateral Agent in connection with this Agreement or the other Transaction Documents, unless occasioned by the exculpated Person’s own gross negligence or willful misconduct; and each party hereto hereby waives any and all claims and actions whatsoever against the Collateral Agent, its Affiliates and each of their respective officers, directors, employees, attorneys and agents, arising out of or related directly or indirectly to any or all of the foregoing acts, omissions and circumstances.
5.7 Indemnification. Each Purchaser other than the Collateral Agent hereby agrees to indemnify, defend and hold harmless the Collateral Agent, its Affiliates and each of their officers, directors, employees, attorneys and agents, severally but not jointly, from and against any and all claims, liabilities, losses and expenses that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or any other Transaction Document, except such as are occasioned by the indemnified party’s own gross negligence or willful misconduct.

ARTICLE VI.
 MISCELLANEOUS
6.1 Fees and Expenses.  Except as expressly set forth below and in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to a Purchaser.
6.2 Entire Agreement.  The Transaction Documents, together with the exhibits, schedules and appendices thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
6.3 Notices.  All notices, offers, acceptance and other acts under this Agreement (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by email delivery followed by overnight next business day delivery as follows:
To the Company:                                 Sport Endurance, Inc.
222 Broadway, 19th Floor
New York, NY 10038
Attention: David Lelong
Email: david@sportendurancehq.com

With a Copy to:                                    Nason Yeager Gerson White & Lioce, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attention: Michael D. Harris, Esq.
Email: mharris@nasonyeager.com

To Purchaser:

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

6.4 Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser having executed this Agreement or a Joinder Agreement prior to such amendment.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 6.4 shall be binding upon the Purchaser and the Company.
6.5 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
6.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger).  Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound by the provisions of the Transaction Documents that apply to the “Purchaser”, including, but not limited to, the execution of a joinder agreement in the form attached as Exhibit D hereto (the “Joinder Agreement”).
6.7 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 6.7.
6.8 Governing Law; Exclusive Jurisdiction; Attorneys’ Fees.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company elsewhere in this Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

6.9 Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.
6.10 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
6.11 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
6.12 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
6.13 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.
6.14 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15 Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
6.16 Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.
6.17 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
6.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Effective Date.
6.19 WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
6.20 Recitals. The Recitals hereto are incorporated herein by reference and made a part of this Agreement to the same extent and with the same force and effect as if fully set forth herein.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

SPORT ENDURANCE, INC.
By:________________________ Name: David Lelong Title: President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, Purchaser has caused this Securities Purchase Agreement to be duly executed by its respective authorized signatories as of the Effective Date.
Name of Purchaser: ______________
Signature of Authorized Signatory of Purchaser: _________________________________
Name of Authorized Signatory: _____________________________
Title of Authorized Signatory: ___________ ___________________
Email Address of Authorized Signatory: _________________
Facsimile Number of Authorized Signatory: _______________________________
Address for Delivery of Securities to Purchaser (if not same as address for notice):

____________________________________
____________________________________
____________________________________

Purchase Price:

EIN Number: _______________________

EXHIBIT D
JOINDER AGREEMENT

Form of Joinder to Securities Purchase Agreement
The undersigned, ______________________________, hereby joins in the execution of that certain Securities Purchase Agreement dated as of March  __, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “SPA”) by and among Sport Endurance, Inc., a Nevada corporation (“Company”),________________ (“Purchaser”) and such other parties that may become parties to the SPA from time to time.  By executing this Joinder, the undersigned hereby agrees that it is a Purchaser thereunder and agrees to be bound by the terms and conditions of the SPA, including, but not limited to, all representations, warranties and covenants of a Purchaser under the SPA and all related Transaction Documents, in each case with the same force and effect as if the undersigned was a signatory to the SPA and such related Transaction Documents and was expressly named therein.

________________, a ________________
By:
Title:
FEIN: ______________
Address:

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